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                                                                    Exhibit 99.1

[VALENTIS, INC. LETTERHEAD]


VALENTIS, INC.                     BURNS MCCLELLAN, INC.  BRIDGE COMMUNICATIONS
Bennet Weintraub (CFO, VP Finance) Lisa Burns (investors) Jennifer LaVin (media)
(650) 697-1900 x.214               (415) 352-6262         (212) 554-4158
bweintraub@valentis.com            lburns@sf.burnsmc.com  jlavin@bridgenyc.com

For Immediate Release
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                      VALENTIS AND POLYMASC COMPLETE MERGER

BURLINGAME, CALIF., AUGUST 30, 1999 -- Valentis, Inc. (NASDAQ:VLTS) (formerly Megabios Corp.) and PolyMASC Pharmaceuticals plc (London AIM:PCP) announced today the completion of the merger of the two companies. Under British law, the Ordinary and Deferred Share Offers for PolyMASC shares have been declared unconditional in all respects, allowing the merger to close. A Registration Statement on Form S-4 for the new Valentis Common Stock to be issued as consideration under the Ordinary Share Offer has been filed with the Securities and Exchange Commission and declared effective.

"With the merger of Valentis and PolyMASC, Valentis has strengthened its technology platforms, added additional outstanding partners and has a more diversified portfolio of products in clinical and preclinical development," said Benjamin F. McGraw, III, Chairman, President and CEO of Valentis. "The acquisition of PolyMASC broadens Valentis' intellectual property portfolio in biologics delivery, and positions us to take advantage of an untapped commercial opportunity with significant growth potential."

The combined company will have a full range of delivery systems for biologic products, including genes, proteins, peptides, peptidomimetics, antibodies and replicating and non-replicating viruses. Valentis' focus on highly specific methods of delivering genes for the production of therapeutic proteins led the Company to recognize the substantial potential of biologics delivery. This transaction gives Valentis a much more complete portfolio of delivery technologies that should allow it to create new products and improved versions of currently marketed products. It should also allow Valentis to solve safety, efficacy and compliance issues with proteins and antibodies in development. The merger also expands the Company's gene delivery technologies to include clearly differentiated delivery systems for replicating and non-replicating viruses.

Valentis, Inc. (resulting from the merger of Megabios Corp., GeneMedicine, Inc. and PolyMASC Pharmaceuticals plc) is a leader in the field of biologics delivery. The Company develops proprietary technologies and applies its preclinical and early clinical development expertise to create therapeutics. The Company's core technologies include multiple gene delivery and gene expression systems and PEGylation technologies designed to improved the safety, efficacy and dosing characteristics of genes, proteins, peptides, peptidomimetics, antibodies and replicating and non-replicating viruses. These technologies are covered by a broad patent portfolio that includes issued U.S. and European claims. Valentis' commercial strategy is to enter into corporate partnerships for full-scale clinical development and marketing and sales of products. Valentis currently has corporate partnerships with Roche, Eli Lilly, and Glaxo Wellcome, Transkaryotic Therapies, Onyx Pharmaceuticals, Cangene and a manufacturing partnership with DSM Biologics and Qiagen N.V. Additional information about Valentis can be found at WWW.VALENTIS.COM.


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Statements in this press release that are not strictly historical are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. There can be no assurance that Valentis will be able to develop a commercially viable gene-based therapeutic, that any of the programs will be partnered with a pharmaceutical partner, that necessary regulatory approvals will be obtained, that any clinical trials will be successful, or that PolyMASC will be successfully integrated into the Company's operations. The actual results may differ from those projected in the forward-looking statement due to risks and uncertainties that exist in the Company's operations and business environment. These are described more fully in the Megabios and GeneMedicine Combined Proxy Statement dated February 12, 1999 and the Megabios and GeneMedicine annual reports on Form 10-K for the periods ended June 30, 1998 and December 31, 1997, respectively, filed with the Securities and Exchange Commission.